EXHIBIT 11.1

                      THE PMI GROUP, INC. AND SUBSIDIARIES

                       COMPUTATION OF NET INCOME PER SHARE

                                                       Three Months           Six Months
                                                      Ended June 30,        Ended June 30,
                                                 ---------------------  ---------------------
(In thousands, except per share data)                1996        1995      1996        1995
                                                     ----        ----      ----        ----

Primary net income per share

Adjusted shares outstanding:
     Average common shares outstanding              35,011      35,000    35,011      35,000
     Net shares to be issued upon exercise of
          dilutive stock options after applying
          treasury stock method                         79          76        94          38
                                                 ---------    --------  --------    --------
     Average shares outstanding                     35,090      35,076    35,105      35,038
                                                 =========    ========  ========    ========

Net income                                       $  41,220    $ 36,421  $ 78,210    $ 66,276
                                                 =========    ========  ========    ========

Primary net income per share                     $    1.17    $   1.04  $   2.23    $   1.89
                                                 =========    ========  ========    ========

Fully diluted net income per share

Adjusted shares outstanding:
     Average common shares outstanding              35,011      35,000    35,011      35,000
     Net shares to be issued upon exercise of
          dilutive stock options after applying
          treasury stock method                         79          98        94          49
                                                 ---------    --------  --------    --------
     Average shares outstanding                     35,090      35,098    35,105      35,049
                                                 =========    ========  ========    ========

Net income                                       $  41,220   $  36,421    78,210   $  66,276
                                                 =========   =========  ========   =========

Fully diluted net income per share               $    1.17   $    1.04  $   2.23   $    1.89
                                                 =========   =========  =========  =========

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